Exhibit 10.7

PARTNERSHIP REORGANIZATION AGREEMENT

               PARTNERSHIP REORGANIZATION AGREEMENT (this “Agreement”), dated as of July 30, 2004 among High Tide LLC, an Ohio limited liability company (“High Tide”) that has elected to be treated as a corporation for federal income tax purposes and that has elected to be treated as a S corporation for federal income tax purposes, Amsdell Partners, Inc., an Ohio corporation (“Partnership GP”) and the general partner of the Partnership (as defined below), and Amsdell Holdings I, Inc, an Ohio corporation (“Holdings” and (i) together with High Tide, the “Limited Partners,” and (ii) together with High Tide and Partnership GP, the “Partners”), and Acquiport/Amsdell I Limited Partnership, a Delaware limited partnership (the “Partnership”).

RECITALS

               WHEREAS, High Tide, which currently is the owner of substantially all of the limited partnership interests in the Partnership, has determined that it is in the best interests of High Tide to pursue an initial public offering transaction in which High Tide would sell equity to the public and raise significant additional capital (the “IPO”), with the IPO to be consummated following a reorganization of High Tide as a Maryland real estate investment trust through a merger of High Tide into U-Store-It Trust, a wholly-owned subsidiary of High Tide (“USI”);

               WHEREAS, High Tide also has been advised that the IPO would more likely be successful if the Partnership were to be reorganized from its current structure, with its Amended and Restated Agreement of Limited Partnership, dated as of October 10, 2000 (as amended, the “Existing Partnership Agreement”), being amended as set forth in the form of Second Amended and Restated Agreement of Limited Partnership attached hereto as Exhibit A; and

               WHEREAS, the Partners, in order to facilitate the IPO, have agreed that the Existing Partnership Agreement be amended as set forth substantially in the form of Second Amended and Restated Agreement of Limited Partnership attached hereto as Exhibit A.

               NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

PARTNERSHIP AMENDMENT TRANSACTION;
CLOSING; CLOSING DELIVERIES

               1.1.     PARTNERSHIP AMENDMENT TRANSACTION. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) each of the Partners shall enter into an amendment and restatement of the Existing Partnership Agreement substantially in the form attached hereto as Exhibit A, with such further changes as may be proposed by Partnership GP and not materially adversely affecting any of the Limited Partners (the “New Partnership Agreement”) (such transaction, the “Partnership Amendment Transaction”).

               1.2.     THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Partnership Amendment Transaction (the “Closing”) shall take place (a) at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C., 20004, on the day upon which all of the conditions to the Partnership Amendment Transaction shall have been satisfied or waived in writing, or (b) at such other time, date or place as the Partners may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

               1.3.     CLOSING DELIVERIES. At the Closing:

               (a)      Partnership GP shall execute and deliver the following:

                         (i) a duly executed New Partnership Agreement; and

                         (ii) such documents and certificates as any party may reasonably request to reflect the parties’ intentions pursuant hereto.

               (b)     Each of the Limited Partners shall execute and deliver the following:

                         (i) a duly executed Limited Partner Acceptance substantially in the form attached hereto as Exhibit B; and

                         (ii) such documents and certificates as any party may reasonably request to reflect the parties’ intentions pursuant hereto.

               (c)     The Partnership shall execute and deliver the following:

                         (i) the initial Partner Registry (as defined in the New Partnership Agreement) reflecting the transactions contemplated by Article 2; and

                         (ii) such documents and certificates as any party may reasonably request to reflect the parties’ intentions pursuant hereto.

ARTICLE 2

EFFECT ON PARTNERSHIP INTERESTS

               2.1     EFFECT ON PARTNERSHIP INTERESTS. At the Closing, and pursuant to the terms of the New Partnership Agreement:

               (a)     Each Partner shall receive, through the amendment and restatement of the Existing Partnership Agreement into the New Partnership Agreement effected at the Closing, the number of Class A Units (the “New Partnership Units”) set forth with respect to such Partner on Exhibit C, and the Partnership shall issue such New Partnership Units under and pursuant to the New Partnership Agreement.

               (b)     Each Prior Partnership Interest will no longer be outstanding and will be canceled and retired and will cease to exist.

               2.2     EFFECT ON GENERAL PARTNERSHIP INTERESTS; REFLECT ON PARTNER REGISTRY. At the Closing, and pursuant to the terms of the New Partnership Agreement:

               (a)     Under Section 4.1 of the New Partnership Agreement, 1,000 of the Partnership Units (as defined in the New Partnership Agreement) issued to Partnership GP as a result of the Partnership Amendment Transaction will be deemed to be the Partnership Units of Partnership GP, as the General Partner (as defined in the New Partnership Agreement), and will be the General Partnership Interest (as defined in the New Partnership Agreement). All other Partnership Units issued to Partnership GP will be deemed to be Limited Partnership Interests (as defined in the New Partnership Agreement) and will be held by Partnership GP in its capacity as a Limited Partner (as defined in the New Partnership Agreement) of the Partnership.

               (b)     The initial Partner Registry of the Partnership immediately following the Partnership Amendment Transaction will reflect the issuance of the New Partnership Units and other matters set forth in this Article 2.

               (c)     No fractional New Partnership Units will be issued pursuant to the New Partnership Agreement. The number of New Partnership Units issued to any Partner shall be rounded down to the nearest whole New Partnership Unit.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

               3.1     REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNERS. As a material inducement to the Partnership to consummate the transactions contemplated hereby, each Limited Partner hereby makes to the Partnership the representations and warranties set forth in this Article 3.1, which representations and warranties are true and correct as of the date hereof.

               (a)     Organization and Standing. Such Limited Partner is a corporation or limited liability company duly organized, validly existing and in good standing under Ohio law, and has the full and unrestricted corporate or limited liability company power and authority to own, operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Such Limited Partner is duly qualified to conduct business as a foreign corporation or limited liability company where necessary and is in good standing in the states in which it is so qualified.

               (b)     Authority. Such Limited Partner has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to consummate the Partnership Amendment Transaction and the other transactions contemplated hereby. The execution and delivery by such Limited Partner of this Agreement and the consummation by such Limited Partner of the Partnership Amendment Transaction and the other transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of such Limited Partner. Such Limited Partner has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

               (c)     Litigation. There is no litigation or proceeding, either judicial or administrative, pending or, to such Limited Partner’s knowledge, threatened, affecting its ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting such Limited Partner, which in any such case would impair such Limited Partner’s ability to enter into and perform all of its obligations under this Agreement.

               (e)     No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to such Limited Partner’s knowledge, threatened against such Limited Partner, nor are any such proceedings contemplated by such Limited Partner.

               (f)     No Brokers. Such Limited Partner has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of such Limited Partner to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

               (g)     Securities Laws Matters; Restriction on Transfer.

                         (i) Such Limited Partner acknowledges that the Partnership intends the transactions contemplated hereby to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws by virtue of (A) the status of such Limited Partner or each of the equity holders of such Limited Partner as “accredited investors” within the meaning of the federal securities laws, and (B) Section 4(2) of the Securities Act, and that the

Partnership will rely in part upon the representations and warranties made by such Limited Partner in this Agreement in making the determination that the issuance of the New Partnership Units qualify for exemption under Section 4(2) of the Securities Act.

                         (ii) Such Limited Partner or each of the equity holders of such Limited Partner is an “accredited investor” within the meaning of the federal securities laws.

                         (iii) Such Limited Partner will acquire the New Partnership Units for his own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act. Such Limited Partner does not intend or anticipate that such Limited Partner will rely on its investment in the New Partnership Units as a principal source of income.

                         (iv) Such Limited Partner and each of the equity holders of such Limited Partner have been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the New Partnership Units and any other information such Limited Partner or each of the equity holders of such Limited Partner have requested. Such Limited Partner and each of the equity holders of such Limited Partner have had an opportunity to ask questions of, and receive information and answers from, the Partnership concerning the Partnership and the New Partnership Units, and to assess and evaluate any information supplied to them by the Partnership, and all such questions have been answered, and all such information has been provided to their respective full satisfaction.

                         (v) Such Limited Partner acknowledges that it is aware that there are substantial restrictions on the transferability of the New Partnership Units and that the New Partnership Units will not be registered under the Securities Act or any state securities laws. Such Limited Partner agrees that any New Partnership Units such Limited Partner acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Such Limited Partner acknowledges that such Limited Partner shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by the Partnership for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

                         (vi) Such Limited Partner and each of the equity holders of such Limited Partner understand that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the New Partnership Units.

               (h)     General Partner Representations. In connection with the issuance of Partnership Units to Partnership GP, Partnership GP hereby makes the representations and warranties to set forth in this Section 3.1 as to itself for the benefit of the Partnership.

               3.2     REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. As a material inducement to each of the Limited Partners to consummate the transactions contemplated hereby, Partnership GP and the Partnership each hereby makes to each Limited Partner each of the representations and warranties set forth in this Article 3.2, which representations and warranties are true and correct as of the date hereof.

               (a)     Organization and Standing. Such entity is (i) a corporation duly organized, validly existing and in good standing under Ohio law (in the case of Partnership GP) or (ii) a limited partnership duly organized, validly existing and in good standing under Delaware law (in the case of the Partnership, and in each case has the full and unrestricted power and authority to own, operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Such entity is duly qualified to conduct business as a foreign corporation or limited partnership where necessary and is in good standing in the states in which it is so qualified.

               (b)     Authority. Such entity has all requisite power and authority to execute and deliver this Agreement and to consummate the Partnership Amendment Transaction and the other transactions contemplated hereby. The execution and delivery by such entity of this Agreement and the consummation by such entity of the Partnership Amendment Transaction and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of such entity. Such entity has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

               (c)     Capital Structure. The New Partnership Units issued in the Partnership Amendment Transaction will be duly authorized and validly issued.

               (d)     Litigation. There is no litigation or proceeding, either judicial or administrative, pending or, to such entity’s knowledge, threatened, affecting its ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting such entity, which in any such case would impair such entity’s ability to enter into and perform all of its obligations under this Agreement.

               (e)     No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to such entity’s knowledge, threatened against such entity, nor are any such proceedings contemplated by such entity.

ARTICLE 4

CONDITIONS

               4.1     Conditions to Partnership GP’s and Partnership’s Obligations to Effect the Partnership Amendment Transaction. The obligations of Partnership GP and the Partnership to effect the Partnership Amendment Transaction and the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by Partnership GP and the Partnership):

               (a)     IPO. The other transactions that Partnership GP and the Partnership determine to be necessary or appropriate in connection with the IPO, in such form(s) as Partnership GP and the Partnership, in their sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or are occurring simultaneously with the Closing).

               (b)     Representations and Warranties. The representations and warranties made by each Limited Partner pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

               (c)     Performance. Each Limited Partner shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

               (d)     Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, including the Partnership Amendment Transaction, other than an action or proceeding instituted by a Limited Partner.

               (e)     Consents and Approvals. All necessary consents of governmental and private parties to effect the Partnership Amendment Transaction and the other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained.

               (f)     Reliance of Regulation D. Partnership GP and the Partnership shall, based on advice of its counsel, be reasonably satisfied that there shall not be more that 35 “purchasers of securities” (as calculated pursuant to Rule 501 of Regulation D) at the Closing and that the transactions contemplated hereby may be made without registration under the Securities Act in reliance on Regulation D.

               4.2     Conditions to the Limited Partners’ Obligation to Effect the Partnership Amendment Transaction. The obligation of each Limited Partner to effect the Partnership Amendment Transaction and the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by such Limited Partner):

               (a)     Representations and Warranties. The representations and warranties made by Partnership GP and the Partnership pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

               (b)     Performance. Partnership GP and the Partnership shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

               (c)     Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, including the Partnership Amendment Transaction, other than an action or proceeding instituted by Partnership GP or the Partnership; provided, that the foregoing condition shall be deemed to have been satisfied if the Partnership shall have agreed to fully indemnify such Limited Partner from any loss, liability, claim, damage or expense arising out of such Limited Partner’s proceeding to effect the Partnership Amendment Transaction in the face of any such action or proceeding.

               (d)     Consents and Approvals. All other necessary consents of governmental and private parties to effect the Partnership Amendment Transaction and other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if the Partnership shall have agreed to fully indemnify such Limited Partner from any loss, liability, claim, damage or expense arising out of such Limited Partner proceeding to effect the Partnership Amendment Transaction without having obtained a necessary consent.

ARTICLE 5

TERMINATION

               5.1     TERMINATION AND ABADONMENT BY THE PARTNERSHIP. Partnership GP or the Partnership shall have the right to terminate this Agreement and abandon the Partnership Amendment Transaction at any time and for any reason on or after February 15, 2005.

               5.2     TERMINATION AND ABADONMENT BY LIMITED PARTNER. Each Limited Partner shall have the right to terminate this Agreement and abandon the Partnership Amendment Transaction at any time and for any reason on or after February 15, 2005.

               5.3     EFFECT OF TERMINATION AND ABANDONMENT. Upon the termination of this Agreement and abandonment of the Partnership Amendment Transaction pursuant to Section 5.1 or 5.2 hereof, this Agreement shall become void and have no effect, and no party shall have any liability to the other in connection with the transactions contemplated hereby, including the Partnership Amendment Transaction, or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve a party of any liability as a result of a breach of any of the terms of this Agreement.

ARTICLE 6

GENERAL PROVISIONS

               6.1     ENTIRE AGREEMENT. This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

               6.2     AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               6.3     GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               6.4     COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

               6.5     HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

               6.6     INCORPORATION. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

               6.7     SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               6.8     WAIVER OF CONDITIONS. The conditions to each of the parties’ obligations to consummate the Partnership Amendment Transaction are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

               6.9     NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, this Agreement shall bind any successor (by merger or otherwise) to any party hereto, and such successor shall perform the obligations of such party as though it were an original party hereto. Each Limited Partner may designate any other person or entity to receive the New Partnership Units to be issued to such Limited Partner pursuant to this Agreement; provided, however, that upon any such designation, the designee shall make to Partnership GP and the Operating Partnership each of the representations, warranties and covenants set forth in Section 3.1(g) hereof.

               6.10     NO AMENDMENT OF EXISTING PARTNERSHIP AGREEMENT. This Agreement shall not amend or modify, or be deemed to effectuate any amendment or modification of the Existing Partnership Agreement; it being understood that the amendments and modifications of the Existing Partnership Agreement referred to herein shall be effectuated pursuant to the terms of the New Partnership Agreement, which will be entered into and become effective only upon the Closing and subject to the terms and conditions set forth herein.

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

ATTEST:		High Tide LLC

By:	/s/ Patricia A. Rocewicky	By:	/s/ Robert J. Amsdell	(SEAL)

	Name: Patricia A. Rocewicky		Name: Robert J. Amsdell
	Title:		Title: Sole Manager

ATTEST:		Amsdell Partners, Inc.

By:	/s/ Todd C. Amsdell	By:	/s/ Robert J. Amsdell	(SEAL)

	Name: Todd C. Amsdell		Name: Robert J. Amsdell
	Title: Secretary		Title: President

ATTEST:		Amsdell Holdings I, Inc.

By:	/s/ J. Christian Bartel	By:	/s/ Robert J. Amsdell	(SEAL)

	Name: J. Christian Bartel		Name: Robert J. Amsdell
	Title: Secretary		Title: President

ATTEST:		Acquiport/Amsdell I Limited Partnership

		By:	Amsdell Partners, Inc., general partner

By:	/s/ Todd C. Amsdell	By:	/s/ Robert J. Amsdell	(SEAL)

	Name: Todd C. Amsdell		Name: Robert J. Amsdell
	Title: Secretary		Title: President

Exhibit C

UNIT AMOUNTS

Each of the Partners will receive the number of New Partnership Units set forth with respect to such Partner below:

Amsdell Partners, Inc.: 0.03854 x Aggregate Equity Exchange Units

Amsdell Holdings I, Inc.: 0.05861 x Aggregate Equity Exchange Units

High Tide LLC: 0.90285 x Aggregate Equity Exchange Units + $18,660,000 / PPS

Where:

Aggregate Equity Exchange Units	=	(EV — (PPOI + TC + AC)) / PPS
EV	=	Enterprise Value
PPOI	=	Pre-Public Offering Indebtedness
TC	=	Transaction Costs
AC	=	Acquisition Costs
PPS	=	USI IPO Price Per Share

Definitions (to the extent not defined in the Agreement):

“Enterprise Value” means the sum, as of the Closing Date, of (a) Gross Equity Value and (b) the amount of all Indebtedness of USI, the Operating Partnership, their subsidiaries and any affiliates holding direct or indirect interests in any of the properties or assets to be owned by USI, the Operating Partnership or any such subsidiary (to the extent such Indebtedness of such affiliate related to such properties or assets), upon the consummation of the IPO and the transactions related to the IPO (collectively with the IPO, the “IPO Transactions”), after application of the proceeds of the IPO Transactions (including, without limitation, the Operating Partnership’s pro rata share of consolidated and unconsolidated joint venture Indebtedness, if any). For purposes of this definition, “Gross Equity Value” shall mean the gross equity value of USI and the Operating Partnership, without duplication, upon the consummation of the IPO Transactions, as determined by USI as of the Closing Date in consultation with its underwriters.

“Indebtedness” means, as to any person, any indebtedness, whether or not contingent, secured, senior, mezzanine or subordinated, (i) in respect of borrowed money (including, without limitation, permanent indebtedness, construction indebtedness, bridge financing, secured debt, mortgage debt, lines of credit and indebtedness secured by pledges of equity interests), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing capital lease obligations. “Indebtedness” shall not include any indebtedness of USI, the Operating Partnership or any of their subsidiaries owed to each other.

“Pre-Public Offering Indebtedness” means the sum of (a) the amount of all Indebtedness of USI, the Operating Partnership, their subsidiaries and any affiliates holding direct or indirect interests in any of the properties or assets to be owned by USI, the Operating Partnership or any such subsidiary (to the extent such Indebtedness of such affiliate related to such properties or assets), determined as of immediately prior to the consummation of the IPO Transactions (including, without limitation, the Operating Partnership’s pro rata share of consolidated and unconsolidated joint venture Indebtedness, if any), and (b) all accrued or accumulated interest, prepayment penalties, financing fees, exit fees, and other amounts, costs or expenses payable on account of the repayment, assumption or refinancing of any such Indebtedness in connection with the IPO Transactions. “Pre-Public Offering Indebtedness” shall be calculated without duplication of amounts, including, without limitation, amounts included in Acquisition Costs or Transaction Costs.

“Acquisition Costs” means the sum of (a) the aggregate equity value of the OP units to be issued in connection with the contribution of the Lantana, FL, Lakewood, OH and Vero Beach, FL properties to the Operating Partnership by Robert J. Amsdell, Trustee, Amsdell and Amsdell and Amsdell Holdings I, Inc., respectively, such equity value determined by multiplying the number of such OP units by the IPO Price Per Share, (b) the cash purchase price for the capital stock of U-Store-It Mini Warehouse Co., and (c) the aggregate acquisition costs for all new properties (and entities) acquired by USI, the Operating Partnership or any of their subsidiaries in connection with the consummation of the IPO Transactions, including the purchase price thereof and the amount of any assumed Indebtedness in connection therewith (or, in the case of an acquisition of an entity, the Indebtedness of such entity). “Acquisition Costs” shall be calculated without duplication of amounts, including, without limitation, amounts included in Transaction Costs or Pre-Public Offering Indebtedness.

“Transaction Costs” means the (a) outstanding third party payables of USI, the Operating Partnership, or their subsidiaries in connection with the IPO Transactions, and (b) third party fees and expenses incurred by USI, the Operating Partnership or their subsidiaries in connection with the IPO Transactions, including, without limitation, underwriting discounts, fees and commissions (other than underwriting discounts, fees and commissions relating to any over-allotment option of the underwriters) and other fees and costs payable to the underwriters, legal, accounting or other professional fees, the costs of any road show, printing expenses and filing and qualification fees, and (c) third party fees, transfer taxes, costs and reserves associated with all third party Indebtedness obtained by USI, the Operating Partnership or their subsidiaries in connection with the IPO Transactions, and (d) the amount of working capital reserves established by USI and the Operating Partnership upon the consummation of the IPO Transactions. “Transaction Costs” shall be calculated without duplication of amounts, including, without limitation, amounts included in Pre-Public Offering Indebtedness and Acquisition Costs.

“IPO Price Per Share” means the issuance price per share of the common shares of USI at the IPO.